SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2020

J.B. HUNT TRANSPORT SERVICES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Arkansas	0-11757	71-0335111
(State or other Jurisdiction of	Commission File Number	(IRS Employer
Incorporation or Organization)		Identification No.)

615 J.B. Hunt Corporate Drive
Lowell, Arkansas	72745	(479) 820-0000
(Address of Principal Executive Offices)	(Zip Code)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	JBHT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The information in Item 7.01 and Exhibit 99.1 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 and Exhibit 99.1 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

ITEM 5.02.      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 6, 2020, management of J.B. Hunt Transport Services, Inc. (the “Company”) finalized interim succession plans involving the Company’s chief financial officer. Effective March 1, 2020, David G. Mee will retire from his duties as executive vice president, Finance and Administration and chief financial officer, and John Kuhlow, currently senior vice president of Finance, controller and chief accounting officer, will assume the role of interim chief financial officer. Mr. Mee will continue to serve as an employee and advisor to the Company until April 1, 2020.

John Kuhlow, 49, joined the Company in 2006 as Assistant Corporate Controller. Mr. Kuhlow currently serves as Senior Vice President of Finance, Controller and Chief Accounting Officer. Prior to joining the Company, he was a Senior Audit Manager for KPMG LLP. Mr. Kuhlow is a Certified Public Accountant.

Also, on February 6, 2020, the Company entered into Executive Retirement Agreements (the “Retirement Agreements”) with David G. Mee and Terrence D. Matthews. As previously disclosed, Mr. Matthews will retire from his current duties as executive vice president and president of Intermodal effective April 1, 2020. Mr. Matthews will continue to serve as an employee and advisor to the Company until July 16, 2020.

Under the terms of Mr. Mee’s Retirement Agreement, which will be effective as of February 14, 2020, Mr. Mee’s outstanding unvested awards of performance-based restricted share units granted prior to January 1, 2020 will be accelerated and will vest automatically as of April 1, 2020, without regard to performance conditions, and he will be entitled to health insurance coverage under the Company’s health insurance plans in accordance with COBRA. The receipt of these equity awards and benefits will be subject to Mr. Mee’s compliance with certain non-competition, non-solicitation and non-interference covenants described in the Retirement Agreement for a specified period following his retirement. The Retirement Agreement also includes a customary release of claims in favor of the Company. The agreement will automatically terminate if Mr. Mee’s employment with the Company terminates for any reason prior to April 1, 2020.

Under the terms of Mr. Matthews’ Retirement Agreement, which will be effective as of February 14, 2020, Mr. Matthews’ outstanding unvested awards of performance-based restricted share units will be accelerated and will vest automatically as of July 16, 2020, without regard to performance conditions, and he will be entitled to health insurance coverage under the Company’s health insurance plans in accordance with COBRA. The receipt of these equity awards and benefits will be subject to Mr. Matthews’ compliance with certain non-competition, non-solicitation and non-interference covenants described in the Retirement Agreement for a specified period following his retirement. The Retirement Agreement also includes a customary release of claims in favor of the Company. The agreement will automatically terminate if Mr. Matthews’ employment with the Company terminates for any reason prior to July 16, 2020.

The foregoing summary of the terms and conditions of the Retirement Agreements is qualified in its entirety by reference to the full text of the Retirement Agreements with Mr. Mee and Mr. Matthews, copies of which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

ITEM 7.01.    REGULATION FD DISCLOSURE

On February 7, 2020, we issued a news release announcing top leadership changes involving the Company’s chief financial officer. A copy of the news release is attached as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

10.1*	Executive Retirement Agreement with David G. Mee, dated February 6, 2020
10.2*	Executive Retirement Agreement with Terrence D. Matthews, dated February 6, 2020
99.1	News release dated February 7, 2020, issued by J.B. Hunt Transport Services, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

* Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the 10th day of February, 2020.

J.B. HUNT TRANSPORT SERVICES, INC.

BY:	/s/ John N. Roberts, III
John N. Roberts, III President and Chief Executive Officer (Principal Executive Officer)

BY:	/s/ David G. Mee
David G. Mee Executive Vice President, Finance and Administration and Chief Financial Officer (Principal Financial Officer)